As filed with the Securities and Exchange Commission on February 8, 2023.
Registration No. 333-267005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JATT ACQUISITION CORP
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
c/o Maples Corporate Services Limited,
PO Box 309, Ugland House,
Grand Cayman, KY1-1104, Cayman Islands
Tel: +44 7706 732212
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Someit Sidhu
Chief Executive Officer
c/o Puglisi & Associates
850 Library Ave., Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000 Fax: (212) 407-4990	Ari Edelman, Esq. Eric S. Klee, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017 Tel: (212) 547-5400 Fax: (212) 547-5444

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Business Combination Agreement are satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 6 to the Registration Statement on Form S-4 (File No. 333-267005) of JATT Acquisition Corp (Registration Statement) is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 21.   Exhibits and Financial Statements Schedules
Exhibit	Description
2.1#	Business Combination Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp., JATT Merger Sub, JATT Merger Sub 2, Zura Holding, Ltd. and Zura Bio Limited (included as Annex A to the proxy statement/prospectus contained in this registration statement).***
2.2	First Amendment dated as of September 20, 2022 to the Business Combination Agreement by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2 and Zura Holdings, Ltd. and Zura Bio Limited.***
2.3	Second Amendment dated as of November 14, 2022 to the Business Combination Agreement by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2, Zura Holdings, Ltd. and Zura Bio Limited.***
2.4	Third Amendment dated as of January 13, 2023 to the Business Combination Agreement by and among JATT Acquisition Corp., JATT Merger Sub, JATT Merger Sub 2, Zura Holdings, Ltd. and Zura Bio Limited, previously filed as Exhibit 2.1 to Form 8-K filed on January 19, 2023 and herein incorporated by reference.***
3.1	Amended and Restated Memorandum and Articles of Association of JATT Acquisition Corp. (incorporated by reference to Exhibit 3.1 of JATT’s Current Report on Form 8-K (File No.), filed with the SEC on July 16, 2021).***
3.2	Form of Second Amended and Restated Memorandum and Articles of Association of Zura Bio Limited.***
4.1	Specimen Unit Certificate of JATT Acquisition Corp (incorporated by reference to Exhibit 4.1 of JATT’s Form S-1 (File No. 333-257120), filed with the SEC on June 15, 2021).***
4.2	Specimen ordinary share Certificate of JATT Acquisition Corp (incorporated by reference to Exhibit 4.2 of JATT’s Form S-1 (File No. 333-257120), filed with the SEC on on June 15, 2021).***
4.3	Specimen Warrant Certificate of JATT Acquisition Corp (incorporated by reference to Exhibit 4.3 of JATT’s Form S-1 (File No. 333-257120), filed with the SEC on June 15, 2021).***
4.4	Warrant Agreement, dated as of July 13, 2021, by and between JATT Acquisition Corp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).***
4.5	Specimen Share Certificate of New JATT.***
4.6	Specimen Warrant Certificate of New JATT.***
5.1	Opinion of Maples and Calder (Cayman) LLP regarding the validity of the securities.
5.2	Opinion of Vantage Point Advisors Inc.***
8.1	Tax Opinion of McDermott Will & Emery LLP.***
10.1	Form of Letter Agreement, by and among JATT Acquisition Corp and each of JATT Ventures, L.P. and the officers and directors of JATT (incorporated by reference to Exhibit 10.1 of JATT’s Form S-1 (File No. 333-257120), filed with the SEC on June 15, 2021).***
10.2	Investment Management Trust Agreement, dated as of July 16, 2021, by and between JATT Acquisition Corp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).***

Exhibit	Description
10.3	Registration Rights Agreement, dated July 16, 2021, by and among JATT Acquisition Corp, JATT Ventures, L.P. and certain security holders (incorporated by reference to Exhibit 10.2 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).***
10.4	Administrative Services Agreement, dated July 16, 2021, between JATT Acquisition Corp and JATT Ventures, L.P. (incorporated by reference to Exhibit 10.3 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).***
10.5	Form of Indemnity Agreement.***
10.6	Form of Amended and Restated Registration Rights Agreement, by and among JATT Acquisition Corp. and the parties thereto. (included as Exhibit A to the Business Combination Agreement dated June 16, 2022 contained in this registration statement).***
10.7	Sponsor Support Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp and certain shareholders. (included as Exhibit B to the Business Combination Agreement dated June 16, 2022 contained in this registration statement).***
10.8	Company Shareholder Support Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp, Zura Holding Company and Zura Bio Ltd. (included as Exhibit C to the Business Combination Agreement dated June 16, 2022 contained in this registration statement).***
10.9	Lock-Up Agreement dated as of June 16, 2022 (included as Exhibit D to the Business Combination Agreement dated June 16, 2022 contained in this registration statement).***
10.10	Form of Subscription Agreement (included as Exhibit E to the Business Combination Agreement dated June 16, 2022 contained in this registration statement).***
10.11*	Form of 2022 Zura Bio Equity Incentive Plan.***
10.12*	Form of 2022 Zura Bio Employee Share Purchase Plan.***
10.13	Investment Agreement between Hana Immunotherapeutics LLC and Zura Bio, Ltd., dated February 20, 2022.***
10.14**	License Agreement between Zura Bio Limited and Pfizer Inc., dated March 22, 2022.***
10.15*	Service Agreement between Zura Bio Limited and Oliver Jacob Levy, dated June 2, 2022.***
10.16*	Share Option Agreement between Zura Bio Limited and Sandeep Kulkarni, dated June 8, 2022.***
10.17**	License Agreement between Zura Bio Limited and Lonza Sales AG, dated July 22, 2022.***
10.18	Sponsor Forfeiture Agreement dated June 16, 2022.***
10.19	Forward Purchase Agreement dated August 5, 2021 between JATT Acquisition Corp. and Athanor Master Fund LP (incorporated by reference to Exhibit 10.1of JATT’s Quarterly Report on Form 10-Q (File No. 001-40598), filed with the SEC on November 19, 2021).***
10.20	Forward Purchase Agreement dated August 5, 2021 between JATT Acquisition Corp. and Athanor International Master Fund LP. (incorporated by reference to Exhibit 10.2 of JATT’s Quarterly Report on Form 10-Q (File No. 001-40598), filed with the SEC on November 19, 2021).***
10.21	Amended Forward Purchase Agreements dated January 27, 2022 between JATT Acquisition Corp. and Athanor Master Fund LP and Athanor International Master Fund LP. (incorporated by reference to Exhibit 10.9 of JATT’s Annual Report on Form 10-K (File No. 001-40598), filed with the SEC on April 11, 2022).***
10.22**	License, Development and Commercialization Agreement, dated as of December 8, 2022, by and between Eli Lilly and Company and Z33 Bio Inc.***
10.23	First Amendment to the PIPE Subscription Agreement, dated November 25, 2022.***
10.24	Equity Grant Agreement between JATT Acquisition Corp and Eli Lilly and Company dated December 8, 2022.***
10.25	Form of Amended and Restated Registration Rights Agreement (included as Exhibit A to the Equity Grant Agreement dated December 8, 2022 contained in this registration statement).***

Exhibit	Description
10.26	Form of Lock-Up Agreement (included as Exhibit B to the Equity Grant Agreement dated December 8, 2022 contained in this registration statement).***
10.27	Letter Agreement, dated as of December 8, 2022, by and among Zura Bio Limited and Stone Peach Properties LLC.***
10.28*	Offer Letter, dated November 11, 2022, to Amit Munshi, as amended.***
10.29*	Zura Bio Limited 2022 Equity Incentive Plan.***
10.30* **	Option Certificate, dated June 8, 2022, by and between Zura Bio Limited and Oliver Levy.***
10.31	Form of Employment Agreement for Someit Sidhu.
10.32	Form of Employment Agreement for Javier Cote-Sierra.
21.1	List of Subsidiaries of JATT Acquisition Corp.***
21.2	List of Subsidiaries of Zura Bio Limited.***
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Zura.***
23.2	Consent of Marcum LLP, independent registered public accounting firm of JATT.***
23.3	Consent of Vantage Point Advisors Inc.***
23.4	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.5	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1)***
24.1	Power of Attorney (included on signature page to this proxy statement/prospectus).***
99.1	Consent of Amit Munshi to be named as a director nominee.***
99.2+	Consent of [ ] to be named as a director nominee.
99.3	Consent of Sandeep Kulkarni to be named as a director nominee.***
99.4	Form of Preliminary Proxy Card.***
101. INS	XBRL Instance Document.***
101. SCH	XBRL Taxonomy Extension Schema Document.***
101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document.***
101. DEF	XBRL Taxonomy Extension Definition Linkbase Document.***
101. LAB	XBRL Taxonomy Extension Labels Linkbase Document.***
101. PRE	XBRL Taxonomy Extension Presentation Linkbase Document.***
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).***
107	Filing Fee Table.***

*
Indicates management contract or compensatory plan or arrangement.

+
To be filed by amendment.

#
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**
Portions of this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

***
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of February, 2023.
JATT Acquisition Corp
By:	/s/ Someit Sidhu Name: Someit Sidhu Title: Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Someit Sidhu, MD Someit Sidhu, MD	Chairman and Chief Executive Officer (Principal Executive Officer)	February 8, 2023
/s/ Verender S. Badial Verender S. Badial	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 8, 2023
* Tauhid Ali, PhD	Director	February 8, 2023
* Javier Cote-Sierra, PhD	Director	February 8, 2023
* Arnout Ploos van Amstel	Director	February 8, 2023
* Graeme Sloan	Director	February 8, 2023
*By: /s/ Verender S. Badial Name: Verender S. Badial Title: Attorney-in-fact